As filed with the Securities and Exchange Commission on May 12, 2022

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

BRAEMAR HOTELS & RESORTS INC.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation or organization)	46-2488594 (I.R.S. Employer Identification Number)

Braemar Hotels & Resorts Inc.
2013 Equity Incentive Plan

(Full title of the plan)

14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Alex Rose
Executive Vice President, General Counsel and Secretary
14185 Dallas Parkway, Suite 1200
Dallas, Texas 75254
(972) 490-9600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Richard M. Brand
Gregory P. Patti Jr.
Cadwalader, Wickersham & Taft LLP
200 Liberty Street
New York, NY 10281
(212) 504-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☐	Accelerated filer ☑	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 1,600,000 shares of the Common Stock of Braemar Hotels & Resorts Inc. (the “Company” or “Registrant”), which may be issued pursuant to awards under the Second Amended and Restated Braemar Hotels & Resorts Inc. 2013 Equity Incentive Plan, as further amended effective as of May 11, 2022 (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statement on Form S-8 (No. 333-256002), filed with the Securities and Exchange Commission on May 11, 2021, together with all exhibits filed therewith or incorporated therein by reference.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

The Exhibits to this Registration Statement are listed in the Index to Exhibits immediately following the signature pages.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dallas, State of Texas, on May 12, 2022.

Braemar Hotels & Resorts Inc.

By:	/s/ Alex Rose
Name: Alex Rose Title: Executive Vice President, General Counsel & Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Deric S. Eubanks and Alex Rose as his or her true and lawful attorney-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this Registration Statement, and any registration statement relating to the offering covered by this Registration Statement and filed pursuant to Rule 462 under the Securities Act of 1933, as amended, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that each of said attorney-in-fact and agents or his substitute may lawfully so or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, the following persons have signed this Registration Statement in the capacities and on the date(s) indicated.

Signature	Title	Date
/s/ RICHARD J. STOCKTON	President and Chief Executive Officer; Director (Principal Executive Officer)	May 12, 2022
Richard J. Stockton

/s/ DERIC S. EUBANKS	Chief Financial Officer and Treasurer (Principal Financial Officer)	May 12, 2022
Deric S. Eubanks

/s/ MARK L. NUNNELEY	Chief Accounting Officer (Principal Accounting Officer)	May 12, 2022
Mark L. Nunneley

/s/ MONTY J. BENNETT	Chairman of the Board	May 12, 2022
Monty J. Bennett

/s/ STEFANI D. CARTER	Director	May 12, 2022
Stefani D. Carter

/s/ MARY CANDACE EVANS	Director	May 12, 2022
Mary Candace Evans

/s/ KENNETH H. FEARN, JR.	Director	May 12, 2022
Kenneth H. Fearn, Jr.

Signature	Title	Date

/s/ REBECA ODINO-JOHNSON	Director	May 12, 2022
Rebeca Odino-Johnson

/s/ MATTHEW D. RINALDI	Director	May 12, 2022
Matthew D. Rinaldi

/s/ ABTEEN VAZIRI	Director	May 12, 2022
Abteen Vaziri

*By:	/s/ Alex Rose
Alex Rose
Attorney-in-fact

EXHIBIT INDEX

Exhibit No.	Exhibit Description
4.1	Articles of Amendment and Restatement of Braemar Hotels & Resorts Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 29, 2016).
4.1.1	Amendment Number One to the Articles of Amendment and Restatement of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 8, 2017) (File No. 001-35972).
4.1.2	Amendment Number Two to Articles of Amendment and Restatement of Braemar Hotels & Resorts Inc. (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on April 23, 2018) (File No. 001-35972).
4.1.3	Articles of Amendment of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on January 23, 2020 (incorporated by reference to Exhibit 3.13 to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-234663) filed with the SEC on January 24, 2020).
4.2	Fourth Amended and Restated Bylaws of Braemar Hotels & Resorts Inc., as amended by Amendment No. 1 on March 17, 2022, adopted on March 17, 2022 (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on March 18, 2022) (File No. 001-35972).
4.3	Articles of Amendment of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.2 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972).
4.4	Articles Supplementary of Ashford Hospitality Prime, Inc. (incorporated by reference to Exhibit 3.3 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972).
4.5	Articles Supplementary for 5.50% Series A Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., as amended by a Certificate of Correction (incorporated by reference to Exhibit 3.4 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972).
4.6	Articles Supplementary for 5.50% Series B Cumulative Convertible Preferred Stock of Ashford Hospitality Prime, Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2015 (incorporated by reference to Exhibit 3.5 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972).
4.6.1	Articles Supplementary Establishing Additional Shares of the Series B Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on March 3, 2017 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on March 7, 2017) (File No. 001-35972).
4.6.2	Articles Supplementary Establishing Additional Shares of Series B Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the Maryland State Department of Assessments and Taxation on December 4, 2019 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on December 4, 2019) (File No. 001-35972).
4.7	Articles Supplementary for the Series C Preferred Stock of Ashford Hospitality Prime, Inc., as filed with the State Department of Assessments and Taxation of Maryland on February 1, 2016 (incorporated by reference to Exhibit 3.6 to the Current Report on Form 8-K filed on April 29, 2016) (File No. 001-35972).
4.8	Articles Supplementary for the Series D Cumulative Preferred Stock, accepted for record and certified by the Maryland State Department of Assessments and Taxation on November 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on November 19, 2018) (File No. 001-35972).
4.9	Articles Supplementary Establishing the Series E Redeemable Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on January 23, 2020 (incorporated by reference to Exhibit 3.14 to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-234663) filed with the SEC on January 24, 2020).
4.10	Articles Supplementary Establishing the Series M Redeemable Preferred Stock of Braemar Hotels & Resorts Inc., accepted for record and certified by the SDAT on January 23, 2020 (incorporated by reference to Exhibit 3.15 to Amendment No. 1 to the Registration Statement on Form S-3 (File No. 333-234663) filed with the SEC on January 24, 2020).
4.11	Description of Securities (incorporated by reference to Exhibit 4.5 to the Current Report on Form 10-K filed on March 10, 2022).
5.1*	Opinion of Hogan Lovells US LLP.
10.1*	Second Amended and Restated Braemar Hotels & Resorts Inc. 2013 Equity Incentive Plan, as amended and restated through May 11, 2022.
23.1*	Consent of Hogan Lovells US LLP (included in Exhibit 5.1).
23.2*	BDO USA, LLP.
24.1*	Power of Attorney (included on signature page hereto).
107*	Filing Fee Table.

*	Filed herewith.

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